Exhibit 99.1

NEWS RELEASE

NCI Building Systems Announces CFO Retirement

CARY, NC, January 7, 2019 – NCI Building Systems, Inc. (NYSE: NCS) (“NCI” or the “Company”) announced today that Shawn K. Poe, the Company’s Chief Financial Officer has informed the Board of Directors of the Company of his plans to retire from his position, effective May 31, 2019.

James S. Metcalf, Chairman of the Board and Chief Executive Officer, said, “Shawn has been an invaluable asset to Ply Gem over the past twenty-eight years and has played an integral role in shaping the evolution of that company, as well as the new organization we have today. His leadership and support through our recent merger transaction was instrumental to its success and we believe that he leaves our organization much stronger for his outstanding service. Shawn’s financial and operational expertise has guided Ply Gem through many industrial cycles, including a series of market and financial transactions that have established the foundation of this Company for years to come. On behalf of the entire Company and our Board of Directors, our thanks to Shawn for his many contributions and we wish him all the best in his future endeavors.”

Mr. Poe commented, “It has been my distinct pleasure to work with the Ply Gem and NCI employees, Board, and customers over these many years. I am extremely proud of all the growth and successes we have achieved over the past three decades, in addition to the steps we have taken as a Company to establish a market leading exterior building products company. My thanks to Jim, our Board and the members of my team for all of their support during my time with the Company.”

The Company will commence a search for a new Chief Financial Officer, considering both internal and external candidates.

About NCI Building Systems and Ply Gem Holdings, Inc.

The combination of NCI and Ply Gem, headquartered in Cary, NC, establishes a leading exterior building products manufacturer with a broad range of products to residential and commercial customers for both new construction and repair & remodel. With a portfolio of key products which includes windows, doors, siding, metal wall and roof systems, engineered commercial buildings, insulated metal panels, stone and other adjacent products, the Company has more than 20,000 employees across 80 manufacturing, distribution and office locations throughout North America. For more information, visit www.ncibuildingsystems.com or www.plygem.com.

Contact:

K. Darcey Matthews

Vice President, Investor Relations

281-897-7785

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our performance expectations and the timing of finding Mr. Poe’s successor. Among the factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties relating to industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets; changes in laws or regulations; the effects of certain external domestic or international factors that we may not be able to control, including war, civil conflict, terrorism, natural disasters and public health issues; our ability to obtain financing on acceptable terms; recognition of goodwill or asset impairment charges; commodity price volatility and/or limited availability of raw materials, including steel; retention and replacement of key personnel; enforcement and obsolescence of our intellectual property rights; costs and liabilities related to compliance with environmental laws and environmental clean-ups; competitive activity and pricing pressure in our industry; volatility of the Company’s stock price; our ability to make strategic acquisitions accretive to earnings; our ability to carry out our restructuring plans and to fully realize the expected cost savings; volatility in energy prices; the adoption of climate change legislation; breaches of our information system security measures; damage to our major information management systems; necessary maintenance or replacements to our enterprise resource planning technologies; potential personal injury, property damage or product liability claims or other types of litigation; compliance with certain laws related to our international business operations; the effect of tariffs on steel imports; the cost and difficulty associated with integrating and combining the businesses of NCI and Ply Gem; potential write-downs or write-offs, restructuring and impairment or other charges required in connection with the Merger; substantial governance and other rights held by our sponsor investors; the effect on our common stock price caused by transactions engaged in by our sponsor investors, our directors or executives; our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions; the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 28, 2018, and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.